                                LICENSE AGREEMENT

         THIS AGREEMENT, made and entered into this 29th day of April, 1996, by and between Perk Foods Co., Incorporated ("PERK FOODS") a corporation organized and existing under the laws of Delaware, having its principal place of business at One Riverfront Center, Newport, KY, 41701 (hereinafter Perk Foods is referred to as "LICENSOR"), and Windy Hill Pet Food Company, Inc., a corporation organized and existing under the laws of Delaware having its principal place of business at Two Maryland Farms, Suite 301, Brentwood, Tennessee 37037 (hereinafter referred to as "LICENSEE").

                                   WITNESSETH:

         WHEREAS, PERK FOODS is the owner of certain rights, title and interest in registered trademark VETS', Registration No.893,811, in the United States Patent & Trademark Office and to trade dress, label designs and good will associated therewith and attached hereto as Exhibit A excluding the terms "Heinz Pet Products Company" and "H. J. Heinz Company" (cumulatively referred hereafter as "The Licensed Property"); and

         WHEREAS, LICENSOR and certain other parties affiliated to LICENSOR have entered into an Asset Purchase Agreement with LICENSEE dated the 17th day of April, 1996 (the "Asset Purchase Agreement") whereby, pursuant to Section 2.1(j) therein it was agreed that LICENSOR would grant LICENSEE an exclusive royalty free license to use the Licensed Property in connection with the manufacture, distribution, marketing and sale of maintenance dry dog food.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and contracts hereinafter set forth, LICENSOR and LICENSEE agree as follows:

1. Grant of License. LICENSOR hereby grants LICENSEE hereof a non-exclusive royalty free license to use the Licensed Property in the United States (the "Territory") in connection with the manufacture, distribution, marketing and sale of maintenance dry dog food only in the value brand segment of retail grocery stores (the "Licensed Products"). LICENSOR retains the right to use the Licensed Property on all other products other than the Licensed Products.

2. Use of Contract Manufacturer or Sublicense. Subject to the prior written approval of LICENSOR, which shall not be unreasonably withheld, LICENSEE may sublicense the Licensed Property or utilize the service of third party manufacturers to produce the Licensed Products to be sold by LICENSEE. However, LICENSEE will not grant a sublicense to or utilize the services of a third party manufacturer who is a major branded competitor or affiliated to a competitor of the H.
     J. Heinz Company, its subsidiaries or affiliates without the prior written approval of LICENSOR. Subject to LICENSOR'S written approval, LICENSEE will assure that there are adequate quality control provisions in any third party manufacturer agreement or sublicense. Subject to LICENSOR'S written approval, LICENSEE shall take all steps reasonably necessary to enforce and implement such quality control provisions. LICENSEE will not distribute or permit any of its sublicensees to distribute any Licensed Products which are not produced in compliance with the Standards.

3. Adherence to Standards. LICENSEE shall only use the Licensed Property in connection with the distribution, marketing and sale of Licensed Products which have been approved by LICENSOR, in its reasonable discretion and which have been manufactured by LICENSEE in accordance with the standards and specifications currently used by LICENSOR in connection with similar products or such standards, specifications and instructions supplied by or approved by the LICENSOR, in its reasonable discretion, from time to time (the "Standards"). Any change to the Standards will be submitted by LICENSEE to LICENSOR for approval, which approval by LICENSOR shall not be unreasonably withheld. Failure of LICENSOR to respond in writing within thirty (30) days of a request for approval shall result in the request being deemed approved.

4. Plant Inspection and Approval. LICENSEE will not, nor will LICENSEE permit the plants of its sublicensees or third party manufacturers to, manufacture the Licensed Products at any time that the plants are not in compliance with the Standards. LICENSOR, or its respective designees shall have the continuing right to conduct inspections only of the relevant portions of the LICENSEE's or its sublicensees or any third party manufacturers manufacturing plants for compliance with the Standards; provided, however, LICENSEE may restrict access by LICENSOR or its respective designees to only those areas where the Licensed Products and ingredients, materials and data related to the Licensed Products are processed, tested or stored. Such inspections may be conducted also at any time when LICENSOR has reasonable belief that there are or may be quality problems or problems with good manufacturing practices with respect to the Licensed Products. Plant inspections shall be conducted during regular business hours and upon 48-hour notice. Notwithstanding such right of inspection, nothing herein shall relieve LICENSEE from any liability or shift any liability to LICENSOR for LICENSEE's nonconformance with federal, state or local laws or regulations.

5. Cure of Defects. If the LICENSEE's manufacturing plants fail to comply with or satisfy such Standards in any material respects, then LICENSOR will so advise LICENSEE verbally and confirm in writing prescribing a reasonable period for curing defects. LICENSOR in its reasonable judgment can require the plant(s) to discontinue production until the defect is cured if such defect could be injurious to consumer health or the Licensed Property.

6. Compliance with Federal, State, and Local Laws. LICENSEE will comply in all material respects with any and all local, city, county, state and federal laws, regulations and orders now in effect or which may hereafter be enacted pertaining to or affecting the manufacture, distribution or sale of the Licensed Products, including but not limited to: (a) the Federal Food Drug and Cosmetic Act; and (b) laws and regulations implemented by the United States Department of Agriculture; and (c) any similar applicable state laws or regulations.

7. Quality Control. LICENSEE will at all times cooperate reasonably to the full extent reasonably required by LICENSOR and its authorized representatives with the enforcement of LICENSOR's quality control programs (which are incorporated in the Standards). LICENSEE will furnish to LICENSOR such information as LICENSOR may reasonably request concerning LICENSEE's quality control program or quality control records in the form specified in the Standards. LICENSEE shall furnish per the schedule and methods established in the Standards without cost to LICENSOR random samples of each Licensed Product being sold or distributed by LICENSEE, together with packaging materials upon which the Licensed Property is used. LICENSOR will pay the costs of shipping/transporting samples.

8. Changes in Standards. If LICENSEE submits proposed changes in the Standards, LICENSEE shall, as a condition precedent to the approval by LICENSOR submit to LICENSOR for LICENSOR's written approval, a minimum of two (2) samples of the existing Licensed Product, together with the revised Standards. LICENSOR shall respond to LICENSEE's request for approval in 14 days and failure by LICENSOR to respond to LICENSEE regarding approval within 14 days shall be deemed approval.

9. Trademark Use. LICENSEE will submit copies of labels and advertising materials bearing the Licensed Property to LICENSOR for review prior to commercial use to assure proper use of the Licensed Property. LICENSOR shall have seven (7) business days to provide comments to LICENSEE and to approve use of the Licensed Property. Failure of LICENSOR to reply to LICENSEE within the seven (7) business days shall be deemed approval of the use of the Licensed Property.

10. Ownership Rights to Trade Dress and Label Designs. LICENSEE may have heretofore and may hereafter from time to time alter or develop new packaging , label designs and trade dress for the Licensed Products marketed under the Licensed Property. The parties agree that all alterations or new packaging, label designs and trade dress used on or in connection with the Licensed Products will become part of the Licensed Property and shall be deemed owned from their inception by the LICENSOR without need for additional or future assignments. At LICENSEE's request and at LICENSEE's cost, LICENSOR will file trademark application to register any such new Licensed Property. LICENSOR, at its discretion, may decline to file such applications should it conclude in its reasonable judgement that such action will lead to opposition or litigation.

11. Term and Termination. The term of this Agreement shall be for a period of three (3) years from the date of execution hereof. LICENSOR may immediately terminate this Agreement upon the failure of LICENSEE to cure a material breach of the terms or conditions of this Agreement upon receipt of forty-five days written notice from LICENSOR. LICENSOR may also immediately terminate this Agreement in the event that the LICENSEE shall declare bankruptcy, suffer proceedings in insolvency or make an assignment for the benefit of creditors; or upon the sale, transfer or other disposition, without the prior written consent of LICENSOR, including any such transfer by operation of law, of all or part of LICENSEE's manufacturing business; or the consolidation or merger of the LICENSEE with or into one (1) or more corporations unless LICENSEE, its parent, or an affiliate controlled by LICENSEE or its parent, is the surviving corporation of such consolidation or merger. "Control" means ownership, directly or indirectly, of at least 51% of the voting shares. Upon termination, LICENSEE shall immediately cease to manufacture and sell the Licensed Products, shall cease using the Licensed Property in any form or any term, label design or trade dress which may be confusingly similar to the Licensed Property. LICENSEE may, for a period not to exceed ninety days after termination, sell inventory of Licensed Products which have been manufactured by LICENSEE prior to the date of termination.

12. Ownership of Standards. LICENSEE agrees that the Standards shall be and will remain the Property of LICENSOR during and subsequent to the termination of this Agreement.

13. Non-Disclosure of Confidential Information. The parties acknowledge that they will exchange certain confidential business information and know-how including but not limited to the Standards (the "Confidential Information"). The parties shall treat as confidential all of the Confidential Information and shall not disclose such Confidential Information to any unauthorized third person. This obligation of confidentiality does not extend to (i) information known to the recipient prior to its disclosure by the disclosing party; (ii) information known to the public prior to its disclosure or which becomes known to the public through no fault of the recipient; (iii) information acquired by recipient from a third party not under an obligation of confidentiality to the disclosing party; and (iv) information which is independently developed. The parties shall return all written Confidential Information and all copies thereof to the other at the termination of this Agreement. The covenants contained in this paragraph shall survive the termination of this Agreement regardless of the reason for such termination for a period of five (5) years after termination.

14. Trademark Ownership. LICENSEE shall not assert any right or title to or interest in the Licensed Property for use in connection with the manufacture, distribution or sale of the Licensed Products except for the rights granted under this Agreement and the Asset Purchase Agreement and all use thereof shall inure to the benefit of LICENSOR. LICENSEE shall not contest the validity, ownership or title of LICENSOR to any of the Licensed Property. Upon termination of this Agreement for whatever reason, LICENSEE shall cease using the Licensed Property as provided herein.

15. Ownership of Standards. LICENSEE agrees that the Standards shall be and will remain the property of LICENSOR during and subsequent to the termination of this Agreement.

16. Independent Contractors. Each party shall perform its obligations under this Agreement as an independent contractor and not as an employee or agent of the other. This Agreement does not constitute a joint venture. Neither party has authority to create or to assume in the name of the other any express or implied obligations of the other.

17. Liability. LICENSEE shall indemnify and save harmless LICENSOR from any and all losses, claims, suits or damages and expenses, including reasonable attorneys fees, but excluding any incidental or consequential damages or claims for lost profits, resulting from or arising out of the manufacture, packaging, distribution, selling, handling, consumption or marketing of the Licensed Products prepared or sold by LICENSEE, provided however, that such loss, claim, suit, damage or expense is not determined by a court of competent jurisdiction to be the result of or caused by the negligence of LICENSOR or its agents or employees, or the result of instructions dictated by LICENSOR with respect to labeling or marketing the Licensed Products. LICENSOR shall indemnify and save harmless LICENSEE from any and all losses, claims, suits or damages and expenses, including reasonable attorneys' fees, but excluding any incidental or consequential damages or claims for lost profits, resulting from or arising out of any third party claims that LICENSEE's use of the Licensed Property in accordance with the Agreement infringes any third party trademarks. Furthermore, each party shall indemnify and save harmless the other in the event such party shall breach any covenant or other provision of this Agreement. Each party shall provide the other with reasonable notice of any claims pursuant to this
     Section 17 and cooperate with the defense of any such claim.

     The provisions of this paragraph shall survive the termination of this Agreement for any reason for the period of any applicable statute of limitations.

18. Recall. LICENSEE will work in cooperation with LICENSOR in the event of recalls by governmental authorities, or by LICENSOR in reasonable anticipation of a governmental recall, of any of the Licensed Products.

19. Insurance. LICENSEE shall maintain throughout the term of this Agreement an adequate Products Liability Insurance Policy with limits of no less than One Million Dollars ($1,000,000) combined single limit in a financially responsible insurance carrier naming LICENSOR as an additional insured and providing LICENSOR with thirty (30) days notice of cancellation or alteration.

20 Assignment. Neither this Agreement, nor any right conferred therein, shall be sold, assigned, transferred, sublicensed, pledged or otherwise encumbered by LICENSEE, nor shall any interest of LICENSEE pass to any third party by operations of law or otherwise except with the prior written approval of LICENSOR, except, however, that LICENSEE may transfer to or may merge, or consolidate, or be acquired by LICENSEE's parent or an affiliated company controlled by LICENSEE or LICENSEE's parent. "Control" means ownership, directly or indirectly, of at least 51% of the voting shares. This Agreement may be assigned by LICENSOR by operation of law or otherwise without the consent of LICENSEE.

21. Force Majeure. Neither party to this Agreement shall be held liable for failure to comply with any of the terms of this Agreement when such failure has been caused by fire, flood, labor dispute, strike, war, energy shortage, insurrection, government restrictions or regulations or force majeure beyond the control of the party involved.

22. Taxes. LICENSEE will pay and discharge, at its own expense, any and all expenses, charges, fees and taxes arising out of and incidental to the carrying on of its own business and save harmless LICENSOR against any and all claims for such expenses, charges, fees and taxes.

23. Notices. Any and all notices which either party desires to give to the other under the terms of this Agreement shall be in writing and shall be mailed by certified mail, or registered mail, directed to the proper person at the address set forth herein, or such other address as may be communicated in writing and such notice, three business days after being deposited in the United States mail, shall be deemed to have been received by the other party unless the sending party can show actual receipt at an earlier date:

                           If to LICENSOR:

                           President
                           Perk Foods Co., Incorporated
                           One Riverfront Place
                           Newport, KY 41071
                           with a copy to:

                           Senior Vice President and General Counsel
                           H.J. Heinz Company
                           600 Grant Street
                           Pittsburgh, PA 15230

                           Vice President, Marketing
                           Heinz Pet Products Company
                           One Riverfront Place
                           Newport, KY 41071

                           If to LICENSEE:

                           President
                           Windy Hill Pet Food Company, Inc.
                           Two Maryland Farms
                           Suite 301
                           Brentwood, Tennessee 37037

                           with a copy to:

                           Richards & O'Neil, LLP
                           885 Third Avenue
                           New York, New York 10022-4873
                           Attention: Craigh Leonard

24. Waiver. The failure by either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be considered a waiver of such terms or conditions or of either party's right thereafter to enforce each and every term and condition of this Agreement.

25. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Kentucky.

26. Prior Contracts. This License Agreement constitutes the entire understanding between the parties with respect to the licensing of the Licensed Property for use on the Licensed Products and may not be altered, amended or modified unless the same shall be in writing and duly executed by the duly authorized officers or representatives of each party.

27. Paragraph Headings. The paragraph headings appearing herein are intended for convenience in the reading of this Agreement and are to have no force or effect.

28. Calendar Days. All reference to notice periods in days shall mean calendar days.

         THIS AGREEMENT shall not become binding until it is approved, accepted, and signed by a duly authorized corporate officer of each of the parties.

                                 PERK FOODS CO., INCORPORATED

                                 By:
                                        ---------------------------------------

                                 Name:
                                        ---------------------------------------

                                 Title:
                                        ---------------------------------------

                                 WINDY HILL PET FOOD COMPANY, INC.

                                 By:    /s/ D. Gadd
                                        ---------------------------------------

                                 Name:  D. Gadd

                                 Title: V.P. Finance

         THIS AGREEMENT shall not become binding until it is approved, accepted, and signed by a duly authorized corporate officer of each of the parties.

                                 PERK FOODS CO., INCORPORATED

                                 By:    /s/ John Runkel
                                        ---------------------------------------

                                 Name:  John Runkel

                                 Title: Vice President

                                 WINDY HILL PET FOOD COMPANY, INC.

                                 By:
                                        ---------------------------------------

                                 Name:
                                        ---------------------------------------

                                 Title:
                                        ---------------------------------------

                                                                       EXHIBIT A

                    (ADVERTISEMENT FOR VETS NUGGETS DOG FOOD)

                                     COMPARE
                                    AND SAVE

                                      VETS

                                 NUTRITION RICH

                                    NUGGETS
                          *100% COMPLETE AND BALANCED

                                    DOG FOOD

                            NET WT. 5 LBS. (2.27 kg)

                                                                       EXHIBIT A

                    (ADVERTISEMENT FOR VETS NUGGETS DOG FOOD)

                                    COMPARE
                                    AND SAVE

                                    VETS(R)

                                 NUTRITION RICH
                                    NUGGETS
                          *100% COMPLETE AND BALANCED
                                    DOG FOOD

--------------------------------------------------------------------------------

*MEETS OR EXCEEDS THE MINIMUM NUTRITIONAL LEVELS ESTABLISHED BY THE NATIONAL
 RESEARCH COUNCIL FOR ALL STAGES OF A DOG'S LIFE.

           *NATIONAL RESEARCH COUNCIL - NATIONAL ACADEMY OF SCIENCES

                                WASHINGTON, D.C.

NUTRITIONAL COMPARISONS

          NUTRIENT AND                  * NRC NUTRIENT      VETS'
            FUNCTION                      REQUIREMENT     MINIMUM
                                             GUIDE        (per kg
                                        (per kg of food)  of food)
PROTEIN for growth and maintenance           20.0%         21.0%
FAT for energy, skin and coat                 4.5%          8.0%
LINOLEIC ACID for skin and coat               0.9%          1.65%
CALCIUM for bones, teeth and muscles          1.0%          1.5%
PHOSPHORUS for bones and teeth                0.8%          1.2%
POTASSIUM for growth                          0.5%          1.1%
SODIUM CHLORIDE for normal body
  functions, skin and coat                    1.0%          1.3%
MAGNESIUM for muscles, blood
  and bones                                   0.036%        0.215%
IRON for blood                               54.0 mg.     224.4 mg.
COPPER for blood                              6.5 mg.       9.7 mg.
MANGANESE calalyst for metabolic
  processes                                   4.5 mg.      26.8 mg.
ZINC for growth                              45.0 mg.      70.8 mg.
IODINE for the thyroid                        1.39 mg.      1.70 mg.
SELENIUM for muscles                          0.10 mg.      0.15 mg.

                                               FOR VARIETY
                                               SERVE
                    (BAR CODE)                 VETS
                0   11135 00408   5            CANNED
                                               DOG FOOD

FEEDING DIRECTIONS
The usual daily food requirement is 1 cup of VETS Nuggets for each 8 pounds your dog weights. Feed according to preference--moisten with warm water or feed straight from bag. If fed dry, food can be available for dog to eat as desired. Keep fresh water available at all times...it's good health practice.

          NUTRIENT AND                  * NRC NUTRIENT      VETS'
            FUNCTION                      REQUIREMENT     MINIMUM
                                             GUIDE        (per kg
                                        (per kg of food)  of food)
VITAMIN A for eyes, appetite
  and growth                                 4500 IU        4620 IU
VITAMIN D for bones and teeth                 450 IU         484 IU
VITAMIN E needed during reproduction           45 IU          90 IU
THIAMINE for appetite, growth
  and muscles                                0.90 mg.       2.84 mg.
RIBOFLAVIN for skin, eyes and muscles        2.0 mg.        2.7 mg.
PANTOTHENIC ACID for appetite,
  growth and digestion                       9.0 mg.       15.4 mg.
NIACIN for nerves                           10.3 mg.        2.7 mg.
PYRIDOXINE for blood and
  normal growth                              0.9 mg.        3.4 mg.
FOLIC ACID for blood, reproduction
  and maintenance                            0.16 mg.       0.22 mg.
BIOTIN for skin and coat                     0.09 mg.       0.18 mg.
VITAMIN B12 for growth and blood             0.020 mg.      0.035 mg.
CHOLINE for growth and the liver            1100 mg.        1180 mg.

(PHOTO OF VETS CANNED DOG FOOD)         "NUTRITIOUS, GOOD TASTING VETS
                                        CANNED DOG FOOD IS AVAILABLE IN A
                                        VARIETY OF FLAVORS, ALL OF WHICH ARE
                                        SURE TO PLEASE YOUR DOG'S APPETITE.
                                        SERVE RIGHT FROM THE CAN OR MIXED
                                        WITH NUTRITION RICH VETS NUGGETS."

A FOOD FOR PUPPIES
Feed your puppy VETS Nuggets as soon as he is old enough to take solid nourishment...usually at about 5 weeks. VETS Nuggets gives your puppy proper nutrition during this important growth period. Feed your puppy all it will eat in period of 15 minutes. The following is a guide for quantity and number of feedings per day. From 5-10 weeks, feed 1 cup of Nuggets 4 times a day. From 10-16 weeks 2 cups 3 times a day. In all feedings add sufficient water or milk for the consistency that your puppy prefers.

FEEDING INSTRUCTIONS:
SIZE OF DOG                     WEIGHT OF DOG                        [ILLEGIBLE]
TOY ............................  5-15 LBS ........................... 1-2 CUPS
SMALL .......................... 15-25 LBS ........................... 2-3 CUPS
MEDIUM ......................... 25-50 LBS ........................... 3-5 CUPS
LARGE .......................... 50-90 LBS ........................... 5-8 CUPS

FOOD REQUIREMENTS WILL VARY WITH THE SIZE AND ACTIVITY OF YOUR DOG.

                          HEINZ PET PRODUCTS COMPANY,
                                AN AFFILIATE OF
                              H.J. HEINZ COMPANY,
                               NEWPORT, KY 41071

--------------------------------------------------------------------------------

                                                                       EXHIBIT A

                    (ADVERTISEMENT FOR VETS NUGGETS DOG FOOD)

                                    NET WT.
                                       5
                                      LBS.
                                   (2.27 kg)

                                 NUTRITION RICH
                                  [ILLEGIBLE]
                                      VETS
                                    NUGGETS

                                    COMPARE
                                    AND SAVE

                                     PRICE

                    (ADVERTISEMENT FOR VETS NUGGETS DOG FOOD)

                                    COMPARE
                                    AND SAVE

                                      VETS
                                 NUTRITION RICH
                                    NUGGETS
                          *100% COMPLETE AND BALANCED
                                    DOG FOOD

--------------------------------------------------------------------------------

                                 VETS DOG FOOD
                                  INGREDIENTS

GROUND YELLOW CORN, SOYBEAN MEAL, WHEAT MIDDLINGS, MEAT AND BONE MEAL, ANIMAL FAT PRESERVED WITH BHA, DIGEST OF POULTRY BY-PRODUCTS, SALT, YEAST CULTURE, CHOLINE CHLORIDE, ZINC OXIDE, IRON SULFATE, MANGANESE SULFATE, VITAMIN E SUPPLEMENT, VITAMIN A SUPPLEMENT, COPPER OXIDE, CALCIUM PANTOTHENATE, NIACIN, ETHYLENEDIMINE DIHYDRIODIDE, VITAMIN D8 SUPPLEMENT, COBALT CARBONATE, RIBOFLAVIN SUPPLEMENT, ETHOXYQUIN (A PRESERVATIVE), PYRIDOXINE HYDROCHLORIDE (VITAMIN B8 SOURCE), THIAMIN MONONITRATE (VITAMINE B1 SOURCE), FOLIC ACID,
VITAMIN B12 SUPPLEMENT.                                                1012-QA

                              GUARANTEED ANALYSIS:

CRUDE PROTEIN .....................................................  MIN. 21.0%
CRUDE FAT .........................................................  MIN.  8.0%
CRUDE FIBER .......................................................  MAX.  5.0%
MOISTURE ..........................................................  MAX. 12.0%


HEINZ PET PRODUCTS COMPANY,
AN AFFILIATE OF
H.J. HEINZ COMPANY,
NEWPORT, KY 41071

--------------------------------------------------------------------------------

                    (ADVERTISEMENT FOR VETS NUGGETS DOG FOOD)

                                    COMPARE
                                    AND SAVE

                                      VETS
                                 NUTRITION RICH
                                    NUGGETS
                          *100% COMPLETE AND BALANCED
                                    DOG FOOD

--------------------------------------------------------------------------------

                                 VETS DOG FOOD
                                  INGREDIENTS

GROUND YELLOW CORN, SOYBEAN MEAL, WHEAT MIDDLINGS, MEAT AND BONE MEAL, ANIMAL FAT PRESERVED WITH BHA, DIGEST OF POULTRY BY-PRODUCTS, SALT, YEAST CULTURE, CHOLINE CHLORIDE, ZINC OXIDE, IRON SULFATE, MANGANESE SULFATE, VITAMIN E SUPPLEMENT, VITAMIN A SUPPLEMENT, COPPER OXIDE, CALCIUM PANTOTHENATE, NIACIN, ETHYLENEDIMINE DIHYDRIODIDE, VITAMIN D8 SUPPLEMENT, COBALT CARBONATE, RIBOFLAVIN SUPPLEMENT, ETHOXYQUIN (A PRESERVATIVE), PYRIDOXINE HYDROCHLORIDE (VITAMINE B8 SOURCE), THIAMIN MONONITRATE (VITAMINE B1 SOURCE), FOLIC ACID,
VITAMIN B12 SUPPLEMENT.                                                1012-QA

                              GUARANTEED ANALYSIS:

CRUDE PROTEIN .....................................................  MIN. 21.0%
CRUDE FAT .........................................................  MIN.  8.0%
CRUDE FIBER .......................................................  MAX.  5.0%
MOISTURE ..........................................................  MAX. 12.0%


HEINZ PET PRODUCTS COMPANY,
AN AFFILIATE OF
H.J. HEINZ COMPANY,
NEWPORT, KY 41071

--------------------------------------------------------------------------------